Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 on Form S-8 (No.333-124335 and No. 333-124333) of Imperial Tobacco Group PLC of our report dated 1 November 2005 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Bristol, England
April 28, 2006